UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2024

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35570	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center, Suite 102 Princeton, New Jersey	08540
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (609) 375-2227

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SONN	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD.

On December 4, 2024, Sonnet BioTherapeutics Holdings, Inc. (the “Company”) issued a press release announcing the publication of extensive discovery, development and preclinical data on SON-1010 demonstrating its mechanism of action in Frontiers in Immunology.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission (the “SEC”), and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Events.

On December 4, 2024, the Company announced the publication of extensive discovery, development and preclinical data on SON-1010 demonstrating its mechanism of action in Frontiers in Immunology. SON-1010, The Company’s lead proprietary drug candidate, combines the Company’s fully human albumin-binding (FHAB®) construct with a native single-chain IL-12 sequence to simplify delivery of the cytokine systemically. The paper entitled “SON-1010: An Albumin-binding IL-12 Fusion Protein with Improved Cytokine Half-life Targets Tumors and Enhances Therapeutic Efficacy,” details the identification of single-chain variable fragments (scFv) from a human phage display library that bound human, mouse, and cynomolgus macaque serum albumin, both at physiologic and acidic conditions. The composition of matter patent claims on the FHAB domain and SON-1010 fusion protein have been issued in a number of major markets, including but not limited to the U.S., China, Japan, Russia and New Zealand, and expire between 2038 and 2039.

The extensive discovery program included putting the scFv domains through a series of steps to identify strongly binding molecules that bind tightly over a 5.8 to 7.2 pH range and do not interfere with the normal physiology of albumin to bind the neonatal Fc receptor (FcRn). This resulted in having prolonged half-life in serum and binding to SPARC/GP60, which allows albumin to target the tumor microenvironment (TME). A final molecule was selected and a single mutation was introduced that minimizes the potential for immunogenicity. This FHAB domain was characterized, and manufacturing processes were developed to prepare The Company’s first drug candidate for the clinic. Once identified, the murine form of mIL12-FHAB was shown to be much more efficient at blocking tumor growth compared to murine IL-12, while stimulating significant and prolonged IFNγ production with minimal toxicity. Biodistribution studies in mice confirmed tumor delivery and toxicological studies in non-human primates allowed the initiation of the clinical trials.

The Company is currently conducting a Phase 1 clinical trial of SON-1010 (IL12-FHAB) as a monotherapy in adult patients with advanced solid tumors (SB101; NCT05352750). The Company expects to report safety data from this study in Q4 2024. SON-1010 is being evaluated in an ongoing Phase 1/2a study through a Master Clinical Trial and Supply Agreement, along with ancillary Quality and Safety Agreements, with Roche in combination with atezolizumab (Tecentriq®) for the treatment of Platinum-Resistant Ovarian Cancer (PROC).

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act and Private Securities Litigation Reform Act, as amended, including those relating to the outcome of the Company’s clinical trials, the Company’s cash runway, the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or the Company’s financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this Current Report. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 4, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

Date: December 4, 2024	By:	/s/ Pankaj Mohan, Ph.D.
	Name:	Pankaj Mohan, Ph.D.
	Title:	Chief Executive Officer